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                                                                    EXHIBIT 10.1

Initial profit sharing agreement

This Agreement entered into this 1st day of May, 2000

Between:

DIGITAL VILLAGE WORLD TECHNOLOGIES (CANADA) INC. a Canadian company incorporated
in the Province of British Columbia and having an office at #10     8980
Fraserwood Court, Burnaby, BC V5J 5H7
("DVC")

AND

TIANJIN TEDA YU CHENG GROUP CO LTD , a wholly owned subsidiary of the People's Daily news paper group in China with its principal place of business in Tianjin PRC

("Yu Cheng").

WHEREAS:

     A. Yu Cheng has formed a new domestic Chinese company called Yu Xun Digital Hi-Tech Co Ltd. (Yu Xun) which is a local Internet Service Provider (ISP) in the Tianjin region;

     B. Yu Xun has agreed to form a domestic joint venture with Tianjin Chuang Xian Information Development Co Ltd (Chuang Xian) that will assume Yu Xun's ISP business and Chuang Xian's IT services to form a new business (New Business);

     C.  The New Business requires fresh working capital;

     D. Yu Cheng is the controlling shareholder of DVC and as such wishes to advance the business of DVC in China by having DVC provide overall management for the New Business and to raise capital for the New Business in accordance with this agreement.

THIS AGREEMENT WITNESSETH that in consideration of the payments, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.   General Appointment

YU Cheung hereby appoints DVC to be its manager to manage the affairs of the New Business for a term of 25 years unless terminated earlier as provided herein, provided DVC assumes the responsibility for raising all working capital requirements of the New Business.

2.   Profit Sharing
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2.1  Yu Cheung hereby agrees that 80% of the net profits of the New Business
(Profit Allocation will be earned by DVC provided DVC raises the capital, as hereinafter defined, and provides the senior management, as hereinafter defined, for the New Business.

2.2 Net Profits will be defined according to GAAP as determined by the auditor of the New Business. The auditors of the New Business shall be a recognized international audit firm that is approved by DVC.

2.3 The parties agree that semi annually Net Profits will be determined and 20% thereof, or such other amount agreed to by the parties, shall be retained by the New Business as working capital and that the balance returned to the parties on a 80/20 basis, at each parties option, that is to say either party may chose to leave their portion of the Net Profits in the New Business as an addition to their loan account with the New Business.

3.  Management

3.1 DVC will form a new Chinese firm, a wholly owned foreign enterprise, (WOFE) which will provide no fewer than two senior executives, at DVC's cost, to provide on going executive management for the New Business.

3.2 Yu Cheng agrees that DVC may appoint 2 of 5 persons to be directors of the New Business.

4.  Conversion to Equity

The parties acknowledge that it is their intention to treat DVC's Profit Allocation as a substitute to owning 80% of the equity of the New Business and therefore as and when the rules of China permit DVC to own, through the WOFE, shares in the New Business, that the parties will take such steps as are necessary to have shares issued to the WOFE and upon such event occurring the Profit Allocation will be adjusted to ensure that the underlying 80/20 arrangement is adhered to.

5.   Capital

5.1 DVC, through the WOFE, will provide capital of not less than $4M US contributed over 12 months or as otherwise agreed to by the parties hereto.

5.2 In the event the Capital is not raised within the said 12 months, the Profit Allocation shall be adjusted based on the percentage actually raised of the $4M.

5.3 Yu Cheung will assist the WOFE to have all capital contribution registered as loans to the New Business in order to ensure that when the New Business is able that DVC will be able expatriate the Capital out of China should it so elect.

6.  Annual Budget

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The parties agree that they will no less than on an annual basis agree upon an annual budget, prepared in accordance with GAPP and that unless otherwise agreed the New Business will be managed in accordance with the annually agreed upon budget.

7.   Assignment

The Parties agree that DVC may assign this agreement to any 3rd party provided that any assignee agrees to be bound by the terms of this agreement.

8.   Termination

8.1 This Agreement shall terminate and be of no further force or effect if DVC fails to meet any material obligation of this Agreement; or files a voluntary petition in bankruptcy, or an involuntary petition in bankruptcy is filed against DVC , or DVC is liquidated or its business transferred to a receiver, or DVC makes a general assignment of all its assets on behalf of creditors.

Upon the occurrence of an event set forth in 8.1 Yu Cheng shall send a written notice to DVC stating the nature of the breach. If the breach is curable DVC shall have thirty days from the date of the notice to cure.

9.   Notice
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Notices as to disputes or termination to be given under this Agreement shall be signed by the party giving such notice and mailed by certified or registered mail, addressed to the party to be notified at its then current business address as set forth at the beginning of this Agreement or as subsequently changed by giving notice. Notice as to address changes, pricing changes, warranty changes and other matters relating to policy and business may by given to such addresses, by facsimile transmission, telex, telegram or first class mail. Notices by mail shall be deemed given three days after mailing.

10.  Settlement of disputes and Governing Law

10.1 In the event a dispute arises in connection with the interpretation or implementation of this Agreement, the parties to the dispute shall attempt in the first instance to resolve such dispute through amicable consultations. If the dispute cannot be resolved in this manner within thirty (30) days after first conferring, then any or all parties to the dispute may refer the dispute to arbitration by the Beijing International Arbitration Committee ("Committee"). The number of arbitrators shall be three. The claimant(s) in the dispute shall appoint one arbitrator within thirty (30) days of filing notice of the arbitration, and the respondent(s) in the dispute shall appoint one arbitrator within thirty (30) days thereafter. If the respondent fails to so appoint an arbitrator, the Arbitration Centre shall appoint the second arbitrator. The two arbitrators thus appointed shall choose the third

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arbitrator, and if they fail to do so within thirty (30) days after the appointment of the second arbitrator, the third arbitrator shall be appointed by the Committee. The arbitration proceedings shall be conducted in the English language.

10.2. Any award of the arbitrators shall be final and binding on the parties. The costs of arbitration shall be borne by the losing party, unless the arbitrators determine that this would be inequitable. The parties agree and recognize that any award of the arbitrators shall be recognizable and enforceable in any court having jurisdiction over the party against whom the award was rendered, and also wherever assets of such party are located.

10.3. The legal relations between the parties under this contract shall be interpreted in accordance with the substantive laws of China. Any disputes between the parties concerning their legal obligations arising under this contract which are submitted to arbitration pursuant to this clause shall be decided pursuant to the substantive laws of China.

11.  Non Compete
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The parties agree that during the currency of this agreement that it will not directly or indirectly in any manner whatsoever be engaged in any business competitive to the business of New Business or advise or be concerned with or interested or lend money to guaranty the debts or obligations to an competitive business.

12.  Initial Agreement

The parties agree that this agreement is an initial agreement and that it may be superceded by a more comprehensive agreement but until then the parties agree this agreement will prevail.

IN WITNESS WHEREOF, the parties hereto executed this Agreement as of the day and year first above written.

/s/ Yu Wen Cheng
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TIANJIN TEDA YU CHENG GROUP CO LTD


/s/ Richard Wang
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DIGITAL VILLAGE WORLD TECHNOLOGIES (CANADA) INC



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